Exhibit 10.13

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 30th day of June, 2020, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Nadeem Moiz (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of August 17, 2018, as amended (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein;

WHEREAS, the Parties desire to amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 3(e) is amended by adding a new subsection (iv) thereto, which shall read as follows:  “a relocation of Executive’s principal place of employment more than 100 miles from its current location without his consent.”

2.Section 5(a)(i)A is amended by deleting subsection (y) and replacing it with the following:  “one (1) times the sum of the Executive’s Base Salary and Target Bonus, in each case payable in a lump sum (the “Base Severance”).”

3.Section 7 shall be deleted in its entirety and replaced with the following:

“7. Protective Covenants.

(a)General.  Executive and the Company understand and agree that the purpose of the provisions of this Section 7 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Executive’s right to work, earn a living, or acquire and possess property from the fruits of his labor.  Executive hereby acknowledges that Executive has received good and valuable consideration for the post-employment restrictions set forth in this Section 7 in the form of the compensation and benefits provided for herein, including the Base Severance (as modified by this Amendment), an award of time-based and performance-based stock units to be granted on or about the effective date of this Amendment) and any acceleration in vesting of any Restricted Stock Units that occurs in connection with a Change in Control.  Executive hereby further acknowledges that the post-employment restrictions set forth in this Section 7 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement.

In addition, the parties acknowledge: (A) that Executive’s services under this Agreement require unique expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers, suppliers, advertisers and vendors of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement to abide by the covenants set forth in this Section 7; (C) that due to Executive’s unique experience and talent, the loss of Executive’s services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (D) that Executive is capable of competing with the Company; and (E) that Executive is capable of obtaining gainful and desirable employment that does not violate the restrictions contained in this Agreement.

Therefore, Executive shall be subject to the restrictions set forth in this Section 7.

(b)Definitions. The following capitalized terms used in this Agreement shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

(i)“Competitive Services” means (A) the business of selecting, importing, selling and/or installing natural and engineered stone slabs for kitchen and bathroom countertops and specialty tiles for new residential and commercial construction markets and/or the repair and remodel market; and (B) the business of providing any other activities, products, or services of the type conducted, authorized, offered, or provided by the Company as of the Date of Termination, or during the one (1) year immediately prior to the Date of Termination.

(ii)“Confidential Information” means any and all data and information relating to the Company, its activities, business, or customers that (A) was disclosed to Executive or of which Executive became aware as a consequence of his employment with the Company; (B) has value to the Company; and (C) is not generally known outside of the Company.  “Confidential Information” shall include, but is not limited to the following types of information regarding, related to, or concerning the Company: trade secrets (as defined by applicable law); financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; pricing information; product development techniques or plans; customer lists; customer files, data and financial information; details of customer contracts; current and anticipated customer requirements; identifying and other information pertaining to business referral sources; past, current and planned research and development; computer aided systems, software, strategies and programs; business acquisition plans; management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors, employees and management); personnel and compensation policies; new personnel acquisition plans; and other similar information.  “Confidential Information” also includes combinations of information or materials which individually may be generally known outside of the Company, but for which the nature, method, or procedure for combining such information or materials is not generally known outside of the Company.  In addition to data and information relating to the Company, “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company by such third party, and that the Company has a duty or obligation to keep confidential.  This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law.  “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company.

(iii)“Material Contact” means (A) having dealings with a customer or potential customer on behalf of the Company; (B) coordinating or supervising dealings with a customer or potential customer on behalf of the Company; or (C) obtaining Confidential Information about a customer or potential customer in the ordinary course of business as a result of Executive’s employment with the Company.

(iv)“Person” means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

(v)“Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

(vi)“Protected Customer” means any Person to whom the Company has sold its products or services or actively solicited to sell its products or services, and with whom Executive has had Material Contact on behalf of the Company during his employment with the Company.

(vii)“Protective Covenants” means the restrictive covenants contained in Sections 7(c) through (g) hereof.

(viii) “Restricted Period” means any time during Executive’s employment with the Company, as well as two (2) years from Executive’s Date of Termination.

(ix)“Restricted Territory” means (A) the following states: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio,

Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming; and (B) any other territory where Employee is working on behalf of the Company during the one (1) year preceding the conduct in question (if the conduct occurs while Employee is still employed by the Company) or the Termination Date (if the conduct occurs after Employee’s Termination), as applicable.

(x)“Termination” means the termination of Executive’s employment with the Company, for any reason, whether with or without cause, upon the initiative of either party.

(c)Restriction on Disclosure and Use of Confidential Information.  Executive agrees that Executive shall not, directly or indirectly, use any Confidential Information on Executive’s own behalf or on behalf of any Person other than Company, or reveal, divulge, or disclose any Confidential Information to any Person not expressly authorized by the Company to receive such Confidential Information.  This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information.  Executive further agrees that he shall fully cooperate with the Company in maintaining the Confidential Information to the extent permitted by law. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Executive’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.  Anything herein to the contrary notwithstanding, Executive shall not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Executive shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Executive has made such reports or disclosures.  In addition, and anything herein to the contrary notwithstanding, Executive is hereby given notice that Executive shall not be criminally or civilly liable under any federal or state trade secret law for: (iii) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(d)Non-Competition.  Executive agrees that, during the Restricted Period, he will not, without prior written consent of the Company, directly or indirectly (i) carry on or engage in Competitive Services within the Restricted Territory on his own or on behalf of any Person or any Principal or Representative of any Person, or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control, of any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in the provision of Competitive Services within the Restricted Territory.

(e)Non-Solicitation of Protected Customers.  Executive agrees that, during the Restricted Period, he shall not, without the prior written consent of the Company, directly or indirectly, on his own behalf or as a Principal or Representative of any Person, solicit, divert, take away, or attempt to solicit, divert, or take away a Protected Customer for the purpose of engaging in, providing, or selling Competitive Services.

(f)Non-Recruitment of Employees and Independent Contractors.  Executive agrees that during the Restricted Period, he shall not, directly or indirectly, whether on his own behalf or as a Principal or Representative of any Person, recruit, solicit, or induce or attempt to recruit, solicit or induce any employee or independent contractor of the Company to terminate his or her employment or other relationship with the Company or to enter into employment or any other kind of business relationship with the Executive or any other Person.

(g)Return of Materials.  Executive agrees that on or prior to the Date of Termination, he returned any and all property of the Company that was in his possession or subject to his control by virtue of his position as an executive of the Company, including, but not limited to, customer files and information, papers, drawings, notes, manuals, specifications, designs, devices, code, email, documents, diskettes, CDs, tapes, keys, access cards, credit cards, identification cards, equipment, computers, mobile devices, other electronic media, all other files and documents relating to the Company and its business (regardless of form, but specifically including all electronic files and data of the Company), together with all Confidential Information belonging to the Company or that Executive received from or through his employment with the Company.  Executive will not make, distribute, or retain copies of any such information or property.  To the extent that Executive has electronic files or information in his possession or control that belong to the Company or contain Confidential Information (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), on or prior to the Date of Termination, or at any other time the Company requests, Executive shall (i) provide the Company with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company); (ii) after doing so, delete all such files and information, including all copies and derivatives thereof, from all non-Company-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable; and (iii) provide a written certification to the Company that the required deletions have been completed and specifying the files and information deleted and the media source from which they were deleted.

(h)Enforcement of Protective Covenants.

(i)Rights and Remedies Upon Breach.  The parties specifically acknowledge and agree that the remedy at law for any breach of the Protective Covenants will be inadequate, and that in the event Executive breaches, or threatens to breach, any of the Protective Covenants, the Company shall have the right and remedy, without the necessity of proving actual damage or posting any bond, to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Protective Covenants and to have the Protective Covenants specifically enforced by any court of competent jurisdiction or arbitrator, it being agreed that any breach or threatened breach of the Protective Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.  Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.  The parties understand and agree that, if the parties become involved in legal action regarding the enforcement of the Protective Covenants, the prevailing party in such legal action shall be entitled, in addition to any other remedy, to recover from the other party its reasonable costs and attorneys’ fees incurred in connection with such litigation.  The Company’s ability to enforce its rights under the Protective Covenants or applicable law against Executive shall not be impaired in any way by the existence of a claim or cause of action on the part of Executive based on, or arising out of, this Agreement or any other event or transaction.

(ii)Severability and Modification of Covenants.  Executive acknowledges and agrees that each of the Protective Covenants is reasonable and valid in time and scope and in all other respects.  The parties agree that it is their intention that the Protective Covenants be enforced in accordance with their terms to the maximum extent permitted by law.  Each of the Protective Covenants shall be considered and construed as a separate and independent covenant.  Should any part or provision of any of the Protective Covenants be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement or such Protective Covenant.  If any of the provisions of the Protective Covenants should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, such provision or provisions shall be automatically modified to such lesser scope as such court may deem just and proper for the reasonable protection of the Company’s legitimate business interests and may be enforced by the Company to that extent in the manner described above and all other provisions of this Agreement shall be valid and enforceable.

4.Exhibit A to the Employment Agreement is amended by deleting subsection (c) and replacing it with the following:  ““Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act, other than Gateway Securities Holdings, LLC and B. Riley FBR, Inc. and their respective affiliates.”

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By: /s/ L.W. Varner, Jr.

      Name: L.W. Varner, Jr.

      Title: Chief Executive Officer

EXECUTIVE:

/s/ Nadeem Moiz

Nadeem Moiz

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